UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kusocinskiego 3, Torun, Poland	87-100
(Address of principal executive offices)	(Zip Code)

+48505259170

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 15, 2013, Neuromama, Ltd. (the “Company”) received a resignation notice from Barbara Walaszek as Treasurer and Director of the Company.  Ms. Walaszek no longer holds any positions with the Company.

Ms. Walaszek’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Ms. Walaszek’s resignation from the Company’s Board of Directors reduces the number of Directors on the Company’s Board of Directors to three.

On July 15, 2013, the Company appointed Alexander Weselovsky as its new Treasurer.

Mr. Weselovsky brings over 22 years of conventional and unconventional entrepreneurial and managerial experience to the Company.  His career included executive positions at B”N’B’ Corp. and JinWo Corp. (S. Korea) (export-import) (e-Commerce) and BBC Monitoring (U.K) (Media).  Mr. Weselovsky has unique perspective, know-how and expertise to combine and extend online and brick-and-mortar businesses in line with current and future projects of the Company. He holds a B.S. degree from Novosibirsk State Radio & Electronic College.  From 2008 to present, Mr. Weselovsky has worked as an individual Entrepreneur has been involved in research, design, development and implementation of various projects.

Mr. Weselovsky will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Weselovsky and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Panther and any of our officers or directors.  Mr. Weselovsky has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: July 22, 2013	By:	/s/ Vladimirs Solovjovs Vladimirs Solovjovs, Director